Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$496,708,048
Unrealized Gain (Loss) on Market Value of Futures	(116,416,851)
Dividend Income	165,220
Interest Income	688,937
ETF Transaction Fees	17,000
Total Income (Loss)	$381,162,354

Expenses
General Partner Management Fees	$1,818,719
Professional Fees	223,524
Brokerage Commissions	225,506
Directors' Fees and insurance	33,298
NYMEX License Fee	60,624
SEC & FINRA Registration Expense	150,000
Total Expenses	$2,511,671
Net Income (Loss)	$378,650,683

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/20	$4,804,060,644
Additions (300,000 Shares)	8,711,222
Withdrawals (18,800,000 Shares)	(520,271,684)
Net Income (Loss)	378,650,683

Net Asset Value End of Month	$4,671,150,865
Net Asset Value Per Share (166,723,603 Shares)	$28.02

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596